UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

December 18, 2023

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023 (Commission File Number)	94-1620407 (IRS Employer Identification No.)

8000 Marina Blvd., Suite 100

Brisbane, CA 94005

(Address of Principal Executive Offices and zip code)

(800) 304-9888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

GT Biopharma, Inc., or the Registrant, held a special meeting of stockholders on December 18, 2023. At the special meeting, there were 41,477,120 shares of the Registrant’s common stock outstanding and entitled to vote, and 24,110,067 (58.13%) were represented at the special meeting in person and by proxy. The following summarizes vote results for those matters submitted to the Registrant’s stockholders for action at the special meeting:

1. Proposal to approve an amendment to the Registrant’s second restated certificate of incorporation, as amended, to effect a reverse stock split with respect to the Registrant’s issued and outstanding common stock, par value $0.001 per share, at a ratio between 1-for-5 to 1-for-30, or the Range, with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of the Registrant’s stockholders and included in a public announcement.

For	Against	Abstain	Broker Non-Votes
20,334,945	3,757,962	17,160	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: December 21, 2023	By:	/s/ Manu Ohri
Manu Ohri
Chief Financial Officer